UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2005

TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	52-1981922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)

Registrant’s telephone number, including area code: (305) 856-3200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On April 1, 2005, Terremark Worldwide, Inc. (the “Company”) announced that its board of directors authorized the Company to seek stockholder approval for an amendment to the Company’s Amended and Restated Certificate of Incorporation to simultaneously (i) effectuate a one for ten reverse stock split whereby record owners of the Company’s common stock (“Common Stock”), par value $.001 per share, as of May 16, 2005 would own one share of Common Stock for every ten shares held as of such date and (ii) decrease the number of authorized shares of Common Stock from Six Hundred Million (600,000,000) shares to One Hundred Million (100,000,000) shares. Following the reverse stock split, the number of shares of Common Stock outstanding will decrease to approximately 42,000,000 from approximately 417,221,193 shares outstanding as of April 1, 2005.

     The preceding is qualified in its entirety by reference to (i) the Proxy Statement filed with the Securities and Exchange on April 1, 2005 and (ii) the Press Release filed as Exhibit 99.1 hereto, both of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired

          Not applicable.

     (b) Pro Forma Financial Information

          Not applicable.

     (c) Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release of Terremark Worldwide, Inc., dated April 1, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Dated: April 1, 2005	By:	/s/ Jose Segrera
Jose Segrera
Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release of Terremark Worldwide, Inc. dated April 1, 2005.

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